 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2019

 ASTEC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-11595	62-0873631
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1725 Shepherd Rd., Chattanooga, TN		37421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (423) 899-5898

N/A
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders

Astec Industries, Inc. (the Company) held its Annual Meeting of Shareholders on April 25, 2019.  The following is a summary of the matters voted on at the meeting:

(a)  The results of the voting for the election of four directors in Class III to each serve a three-year term were as follows:

	For	Withheld	Broker Non-Votes
William B. Sansom	20,143,709	290,174	1,251,888
William Bradley Southern	20,341,441	92,442	1,251,888
Tracey H. Cook	19,842,648	591,235	1,251,888
Mary L. Howell	20,251,415	182,468	1,251,888

(b)  The results of the voting on a non-binding resolution to approve the compensation of the Company’s executive officers were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
19,799,192	623,206	11,485	1,251,888

 (c)  The results of the voting for the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2019 were as follows:

Votes For	Votes Against	Abstain
21,617,970	60,725	7,076

Item 8.01.  Other Events
On April 25, 2019, the Board of Directors of Astec Industries, Inc. (the “Company”) declared a quarterly cash dividend of eleven cents ($0.11) per share of Company common stock to be paid on or after May 30, 2019 to the Company’s common shareholders of record as of May 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2019	ASTEC INDUSTRIES, INC.
By:/s/ David C. Silvious David C. Silvious Chief Financial Officer and Treasurer (Principal Financial Officer)